SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


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         Date of Report (Date of earliest event reported) April 2, 2001



                                 OXBOW FUND LLC
             (Exact name of registrant as specified in its charter)


New Jersey                          000-29945                     22-3679009
(State or other juris-       (Commission File Number)              (IRS Employer
 diction of incorporation)                                   Identification No.)


223 Wanaque Avenue,
Pompton Lakes, New Jersey                                                  07442
(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code:  (973) 831-8020
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Item 5.  Other Events

     As previously reported, The Oxbow Fund LLC (the "Fund") is arranging for the return of its investment in Oxbow Credit Company, LLC ("Oxbow Credit"). To date, $108,650 of the $489,186 invested by the Fund has been returned. Over the past week, significant progress was made by Oxbow Credit to secure the additional funding necessary to return the balance of the Fund's investment. An investor group has indicated a willingness provide the necessary funds to Oxbow Credit, and the terms of the transaction are currently being negotiated with the assistance of Mr. Daniel Dyer, Chairman and CEO of the Fund. Since an agreement between Oxbow Credit and this prospective party have not yet been signed, the commitment of funds is not yet binding and there is no assurance that the transaction will be finalized. However, Mr. Dyer believes that the prospects of it being finalized are promising.

     The Fund has held off filing a post-effective amendment to its registration statement in light of the pending negotiations for the return of the balance of the Oxbow Credit investment. Until the post-effective amendment is filed and reviewed by the Securities and Exchange Commission ("SEC"), the Fund will continue to refrain from selling further units of the Fund.

     The Fund has filed with the SEC a request for an extension to file its Annual Report on Form 10-K , for the year ended December 31, 2000. Additional time is needed to complete the Form 10-K in order to enable the Fund to disclose the outcome of the pending negotiations described above; additionally, since this is the first Form 10-K to be filed by the Fund, the process of gathering the necessary information and drafting the document is more complicated and time consuming than would otherwise be the case. It is anticipated that the Form 10-K will be filed on or before April 17, 2001.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     OXBOW FUND LLC


Date:  April 2, 2001                 By: /s/ Daniel D. Dyer
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                                     Name:  Daniel D. Dyer
                                     Title: Chairman and Chief Executive Officer